UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2024
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On April 25, 2024, Textron Inc. (“Textron”) issued a press release announcing its financial results for the fiscal quarter ended March 30, 2024. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Textron’s financial condition and results of operations is attached to the press release attached hereto as Exhibit 99.1.
Item 2.05    Costs Associated with Exit or Disposal Activities
On April 24, 2024, the Board of Directors approved the expansion of Textron’s 2023 restructuring plan, from the previously announced range of $115 million to $135 million in pre-tax special charges to a range of $165 million to $170 million, to further reduce operating expenses through headcount reductions. In the first quarter of 2024, both the Shadow and Future Attack Reconnaissance Aircraft programs were cancelled at the Textron Systems and Bell segments, resulting in additional severance costs under the restructuring plan. Additionally, Textron increased its planned headcount reduction within the Industrial segment due to lower anticipated consumer demand for certain products at Textron Specialized Vehicles and reduced demand for fuel systems from European automotive manufacturers at Kautex. Since inception of the 2023 restructuring plan, we have incurred $140 million in pre-tax special charges and now expect to incur severance costs in the second quarter of 2024 in the range of $25 million to $30 million. Headcount reductions for the plan are now expected to total approximately 1,500 positions, representing 4% of our global workforce. We estimate that remaining future cash outlays under this plan will be in the range of $60 million to $65 million, most of which we expect to pay in 2024. Textron expects charges under this plan to be substantially completed by the end of the first half of 2024.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release dated April 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ Mark S. Bamford
Mark S. Bamford
Vice President and Corporate Controller
Date: April 25, 2024